Exhibit 2.2
AMENDMENT TO ASSET PURCHASE AGREEMENT
This AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of October 16, 2026 (this “Amendment”), is entered into by and among PlanetArt, LLC, a Delaware limited liability company (“Purchaser”), 1-800-Flowers.com, Inc., a Delaware corporation, 800-Flowers, Inc., a New York corporation, PersonalizationMall.com, LLC, a Delaware limited liability company, Personalization Universe, LLC, a Delaware limited liability company and TR Acquisition, LLC, a Delaware limited liability company (collectively, the “Seller Parties” and each individually, a “Seller Party”).
RECITALS
WHEREAS, the Purchaser and the Seller Parties entered into that certain Asset Purchase Agreement, dated as of September 26, 2026 (the “Original Agreement”), by and among the Purchaser and the Seller Parties; and
WHEREAS, the Purchaser and the Seller Parties desire to amend the Original Agreement as set forth herein in accordance with Section 12.3 of the Original Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in the Original Agreement and this Amendment, and intending to be legally bound hereby, the parties hereby agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Original Agreement.
2.Amendments.
(a)Section 11.1(d) of the Original Agreement is hereby amended by deleting the reference to the date “October 16, 2026” and replacing such date with the date “October 19, 2026.”
(b)Section 8.4(a) of the Original Agreement is hereby amended by deleting the words “four (4) Business Days” in the first sentence and replacing such words with the words “three (3) Business Days.”
(c)Section 8.4(b) of the Original Agreement is hereby amended by deleting the words “four (4) Business Days” in the first sentence and replacing such words with the words “two (2) Business Days.”
(d)Section 2.8(b)(vii) (Required Consents) is hereby amended and restated to remove the Contract set forth in Exhibit A hereto as a Required Approval.
(e)Section 3.15(a) (Intellectual Property; Data Privacy and Data Security) of the Seller Disclosure Schedules is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.
(f)Miscellaneous.
i.The agreements contained in this Amendment are limited to the specific agreements contained herein. Except as amended hereby, all of the terms and conditions of the Original Agreement shall remain in full force and effect.
ii.This Amendment sets forth the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
iii.This Amendment may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
SELLER PARTIES:

1-800-FLOWERS.COM, INC.

By: /s/ James Langrock
Name: James Langrock
Title: Chief Financial Officer

800-FLOWERS, INC.

By: /s/ James Langrock
Name: James Langrock
Title: Authorized Person

PERSONALIZATIONMALL.COM, LLC

By: /s/ James Langrock
Name: James Langrock
Title: Authorized Person

PERSONALIZATION UNIVERSE, LLC

By: /s/ James Langrock
Name: James Langrock
Title: Authorized Person

TR ACQUISITION, LLC

By: /s/ James Langrock
Name: James Langrock
Title: Authorized Person

[Signature Page to Amendment to Asset Purchase Agreement]

PURCHASER:

PLANETART, LLC

By: /s/ Roger Bloxberg
Name: Roger Bloxberg
Title: Co-Chief Executive Officer
[Signature Page to Amendment to Asset Purchase Agreement]